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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  December 31, 1996


                           THE EASTWIND GROUP, INC.
                           ------------------------
                (Exact name of issuer as specified in charter)




         Delaware                    0-27638             23-2732753
(State or Other Jurisdiction       (Commission        (I.R.S. Employer
    of Incorporation)              File Number)       Identification No.)


                        100 Four Falls Corporate Center
                                   Suite 305
                     West Conshohocken, Pennsylvania 19428
                   (Address of principal executive offices)

                                (610) 828-6860
             (Registrant's telephone number, including area code)
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Item 2.   Acquisition or Disposition of Assets
          ------------------------------------


          On December 31, 1996, Ivy-Tygart Acquisition Corp., a Delaware corporation ("Ivy-Tygart") and majority-owned subsidiary of The Eastwind Group, Inc. (the "Company"), purchased substantially all of the assets and owned real property and assumed certain obligations of Tygart Moulding Corporation, a West Virginia corporation (the "Seller") and Seller's Ivy Industries division located in Charlottesville, Virginia, in an asset purchase transaction (the "Purchase") pursuant to an Asset Purchase Agreement dated as of November 12, 1996 (the "Agreement"). The Company owns ninety-two and one-half percent (92.5%)of Ivy-Tygart's issued and outstanding common stock, $.01 par value per share, and John
C. Reid, the President and Assistant Secretary of Ivy-Tygart, owns the remaining seven and one-half percent (7.5%) of Ivy-Tygart's issued and outstanding common stock. The total consideration paid pursuant to the Agreement was negotiated at arms-length and valued at $3,550,000 in addition to the assumption by the Company of certain liabilities of the Seller (the "Purchase Price"). The Company used internal funds to pay a portion of the Purchase Price and expenses related to the Purchase. The sources of the remaining Purchase Price were Jefferson National Bank of Charlottesville, Virginia (which loan was facilitated by a commitment from the Small Business Administration to grant a Section 504 Loan to Ivy-Tygart); Mountain Valley Bank of West Virginia; and Fidelity Funding, Inc. of Dallas, Texas.

          The Company asked John C. Reid to manage the purchased business, in exchange for which Mr. Reid received a minority shareholder interest in Ivy-Tygart; stock options to purchase an additional ten percent (10%) ownership position in Ivy-Tygart; a management and consulting fee prior to the consummation of the Purchase; and a salary and bonus agreement. In addition, on October 29, 1996, Seller retained Ivy-Tygart to provide certain management services to Seller until the date of the Purchase in exchange for the payment of a $125,000 management fee (the "Management Services Contract"). This Management Services Contract was subsequently assigned to the Company as of November 12, 1996.

          Seller was engaged in the business of manufacturing moulding, flooring and paneling from lumber at its plant in Beverly, West Virginia, which products were sold through a distribution network in West Virginia and the contiguous states. Seller also manufactured finished picture mouldings and frames and finished architectural moldings and doors at its Ivy Industries plant in Charlottesville, Virginia, which products


                                      -2-
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were sold wholesale throughout the United States, as well as through retail stores leased by Seller at various locations in Virginia under the trade name Picture Parts. In addition to assuming certain liabilities of the Purchaser, the assets acquired by Ivy-Tygart included two manufacturing facilities, equipment, inventory, tangible personal property, accounts receivables and other intangibles. It is the Company's intent for Ivy-Tygart to employ these assets in order to continue the foregoing described businesses.



Item 7.   Financial Statements; Pro Forma
          Financial Information and Exhibits
          ----------------------------------

   (a)(1) Financial statements of businesses acquired (provided in accordance with Item 310(c) of Regulation S-B).

          It is impracticable to provide the audited financial statements required relative to the acquired business described in Item 2 at the time this Report on Form 8-K is filed. The Registrant will file the required financial statements as soon as practicable, but in no event later than March 14, 1997.

   (b) Pro forma financial information (provided in accordance with Item 310(d) of Regulation S-B).

          It is impracticable to provide the pro forma information required relative to the acquired business described in Item 2 at the time this Report on Form 8-K is filed. The Registrant will file pro forma financial information as soon as practicable, but in no event later than March 14, 1997.

   (c)    Exhibits

  2.1 Asset Purchase Agreement by and between Tygart Moulding Corporation and Ivy-Tygart Acquisition Corp., dated as of November 12, 1996.


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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE EASTWIND GROUP, INC.


Date:  January 14, 1997                By: /s/ Paul A. DeJuliis
                                          ----------------------------
                                          Chairman and Chief Executive
                                          Officer


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                                 EXHIBIT INDEX



Exhibit                                                       Sequential
  No.                     Description                         Page Number
-------                   -----------                         -----------

 2.1     Asset Purchase Agreement by and between Tygart
         Moulding Corporation and Ivy-Tygart Acquisition
         Corp., dated as of November 12, 1996.(Certain exhibits and schedules have been omitted in accordance with Item 610(b)(2) of Regulation S-B.
         A copy of such exhibits and schedules shall be furnished supplementally to the Securities and Exchange Commission upon request.)